UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2009

MISCOR Group, Ltd.
(Exact name of registrant as specified in its charter)

Indiana	000-52380	20-0995245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 South Walnut Street, South Bend, Indiana		46619
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (574) 234-8131

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

MISCOR Group, Ltd. (the “Company”), Magnetech Industrial Services, Inc. (“MIS”), Martell Electric, LLC (“Martell”), HK Engine Components, LLC (“HK”), Magnetech Power Services, LLC (“MPS”), Ideal Consolidated, Inc. (“Ideal”), 3-D Service, Ltd. (“3D”), and American Motive Power, Inc. (“AMP” and together with the Company, MIS, Martell, HK, MPS, Ideal and 3D, the “Borrowers” and each a “Borrower”) and Wells Fargo Business Credit, a division of Wells Fargo Bank, National Association (“Wells Fargo”), are parties to that certain Credit and Security Agreement dated January 14, 2008, as amended (the “Credit Agreement”).

On September 16, 2009, the Borrowers and Wells Fargo executed a Fifth Amendment to the Credit Agreement (the “Fifth Amendment”).  The Fifth Amendment amends the Credit Agreement to revise the definition of “Borrowing Base,” resulting in lower available borrowings. Further, it was agreed to raise the Special Accounts Advance Rate.  In addition, the Fifth Amendment extends until October 31, 2009, the previously agreed-to requirement to raise at least $2,000,000 of additional capital, either in the form of subordinated debt, proceeds of asset sales approved by Wells Fargo and/or equity contributions.

Under the Fifth Amendment, the Company agreed to pay Wells Fargo an accommodation fee equal to $25,000, payable on the date of execution of the Fifth Amendment.

Also on September 16, 2009, the Company counter-signed a letter agreement from Wells Fargo dated September 8, 2008 (the “Letter”) relating to the Credit Agreement.  The Letter explains that, while Wells Fargo had previously approved an extension of the deadline for raising $2,000,000 of additional capital from August 31, 2009 until October 31, 2009, Wells Fargo did not believe that the Company was making sufficient progress toward the sale of assets relating to its rail business.  As a result, Wells Fargo modified its prior approval by shortening the extension of time for raising additional capital to September 15, 2008.  The Letter also proposed to reduce the revolving credit facility under the Credit Agreement by amending the Credit Agreement’s definition of “Borrowing Base” in a manner substantially similar to the amendment in the Fifth Amendment.

Copies of the Fifth Amendment and the Letter are filed herewith and incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
10.1
Letter Agreement dated September 8, 2009, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant, acknowledged and agreed to by the registrant and such subsidiaries on September 16, 2009.

10.2	Fifth Amendment to Credit and Security Agreement dated September 16, 2009, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISCOR Group, Ltd.
Date: September 21, 2009

	By:	/s/ John A. Martell
John A. Martell
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Letter Agreement dated September 8, 2009, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant, acknowledged and agreed to by the registrant and such subsidiaries on September 16, 2009.

10.2	Fifth Amendment to Credit and Security Agreement dated September 16, 2009, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant .